August 31, 2005

C.H. Robinson Worldwide, Inc.

8100 Mitchell Road, Suite 200

Eden Prairie, Minnesota 55344

Chad M. Lindbloom, vice president and chief financial officer (952)937-7779

Angie Freeman, director of investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON WORLDWIDE ANNOUNCES SPECIAL MEETING OF STOCKHOLDERS

Proposed Amendment Will Authorize a 2-for-1 Stock Split

MINNEAPOLIS, August 31, 2005 -- C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (Nasdaq: CHRW) announced today that it will hold a special meeting of the company's stockholders on October 14, 2005, to vote on a proposed amendment of the company's Certificate of Incorporation. The proposed amendment seeks shareholder approval for a 2-for-1 stock split of the company's Common Stock, effective October 14, 2005, and to increase the number of authorized shares of Common Stock from 130,000,000 shares to 480,000,000 shares.

The C.H. Robinson Special Meeting of Stockholders will be held at C.H. Robinson's executive offices located at 8100 Mitchell Road, Eden Prairie, Minnesota, on Friday, October 14, 2005, at 9:00 a.m. local time. The Proxy Statement and Proxy Card will be mailed to the company's stockholders beginning on or about September 14, 2005.

Founded in 1905, C.H. Robinson Worldwide, Inc., is a global provider of multimodal transportation services and logistics solutions, serving over 18,000 customers through a network of 178 offices in North America, South America, Europe, and Asia. C.H. Robinson is one of the largest third-party logistics companies in North America, with 2004 gross revenues of $4.3 billion. For more information about our company, visit our Web site at www.chrobinson.com.

# # #